As filed with the Securities and Exchange Commission on September 27, 2002.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SEACHANGE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3197974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

124 Acton Street
Maynard, Massachusetts 01754
(978) 897-0100
(Address of Principal Executive Offices) (Zip Code)

Second Amended and Restated 1996 Employee Stock Purchase Plan
(Full title of the Plan)

William C. Styslinger, III
President, Chief Executive Officer and Chairman
SeaChange International, Inc.
124 Acton Street
Maynard, Massachusetts 01754
(Name and Address of Agent for Service)

(978) 897-0100
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

William B. Simmons, Jr., Esq.
TESTA, HURWITZ & THIBEAULT, LLP
125 High Street
Boston, Massachusetts 02110
(617) 248-7000

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Second Amended and Restated 1996 Employee Stock Purchase Plan
Common Stock (Par Value $.01 Per Share)	250,000	$6.345	$1,586,250	$145.94

(1)
An additional 250,000 shares of Common Stock have been authorized for issuance pursuant to the Registrant’s Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended, and such additional shares are registered hereby. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended, will be 700,000 shares. This Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Registrant’s Second Amended and Restated 1996 Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)
None of the shares registered in this registration statement are subject to outstanding options. The exercise price of such options shall be determined at time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h)(1), the price of $6.345, which is the average of the high and low prices reported on the Nasdaq Stock Market on September 23, 2002, is set forth solely for purposes of calculating the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement requires additional securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-17379) as filed with the Securities and Exchange Commission on December 6, 1996 is effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this Registration Statement by reference as of their respective dates:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2002 (File No. 000-21393);

(b) The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 18, 1996;

(c) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2002 (File No. 000-21393);

(d) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2002 (File No. 000-21393);

(e) The Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2002 (File No. 000-21393);

(f) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The information contained in Part II of the Registration Statement on Form S-8, SEC File No. 333-17379, as pertains to the Second Amended and Restated 1996 Employee Stock Purchase Plan, is incorporated by reference into this Registration Statement.

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1
Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on November 4, 1996 (File No. 333-12233) and incorporated herein by reference).

Exhibit 4.2
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 previously filed with the Commission on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

Exhibit 4.3
Certificate of Amendment, filed May 25, 2000 with the Secretary of State of Delaware, to the Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 previously filed with the Commission on December 6, 2000 (File No. 333-51386) and incorporated herein by reference).

Exhibit 4.4
Amended and Restated By-Laws of the Registrant (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 previously filed with the Commission on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

Exhibit 4.5
Second Amended and Restated 1996 Employee Stock Purchase Plan (filed as Appendix A to the Registrant’s Proxy Statement on Form 14a previously filed with the Commission on May 31, 2002 (File No. 000-21393) and incorporated herein by reference).

Exhibit 5.1	Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

Exhibit 23.2	Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, SeaChange International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard, Commonwealth of Massachusetts, on this 27th day of September, 2002.

SEACHANGE INTERNATIONAL, INC.

By:    /S/    WILLIAM C. STYSLINGER, III
William C. Styslinger, III
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of SeaChange International, Inc., hereby severally constitute and appoint William C. Styslinger, III and William L. Fiedler, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable SeaChange International, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/S/ WILLIAM C. STYSLINGER, III William C. Styslinger, III	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	September 27, 2002

/S/ WILLIAM L. FIEDLER William L. Fiedler	Chief Financial Officer, Treasurer, Secretary and Vice President, Finance and Administration (Principal Financial and Accounting Officer)	September 27, 2002

/S/ MARTIN R. HOFFMANN Martin R. Hoffmann	Director	September 27, 2002

/S/ THOMAS F. OLSON Thomas F. Olson	Director	September 27, 2002

/S/ CARMINE VONA Carmine Vona	Director	September 27, 2002

Exhibit Index

Exhibit No.	Description of Exhibit
4.1
Specimen certificate representing the Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 previously filed with the Commission on November 4, 1996 (File No. 333-12233) and incorporated herein by reference).

4.2
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 previously filed with the Commission on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

4.3
Certificate of Amendment, filed May 25, 2000 with the Secretary of State of Delaware, to the Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 previously filed with the Commission on December 6, 2000 (File No. 333-51386) and incorporated herein by reference).

4.4
Amended and Restated By-Laws of the Registrant (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 previously filed with the Commission on December 6, 1996 (File No. 333-17379) and incorporated herein by reference).

4.5
Second Amended and Restated 1996 Employee Stock Purchase Plan (filed as Appendix A to the Registrant’s Proxy Statement on Form 14a previously filed with the Commission on May 31, 2002 (File No. 000-21393) and incorporated herein by reference).

5.1	Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

24.1.	Power of Attorney (included as part of the signature page to this Registration Statement).